    As filed with the Securities and Exchange Commission on December 21, 2001

                                                             File No. 333- _____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM S-8
                          ----------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             THE TIMBERLAND COMPANY
             (Exact name of registrant as specified in its charter)


              DELAWARE                                       02-0312554
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                      Identification No.)

                          ----------------------------
                                200 Domain Drive
                          Stratham, New Hampshire 03885
                                 (603) 772-9500
                    (Address of Principal Executive Offices)
                          ----------------------------

                               1997 INCENTIVE PLAN
                            (Full Title of the Plan)
                          ----------------------------

                                JEFFREY B. SWARTZ
                      President and Chief Executive Officer
                                200 Domain Drive
                          Stratham, New Hampshire 03885
                            Telephone: (603) 772-9500
                            Telecopy: (603) 773-1630

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                  Please send copies of all communications to:
                              THOMAS J. WHITE, ESQ.
                             The Timberland Company
                                200 Domain Drive
                          Stratham, New Hampshire 03885
                                 (603) 772-9500

                         CALCULATION OF REGISTRATION FEE

============================= ====================== ====================== ====================== =================
                                     Amount            Proposed Maximum       Proposed Maximum
 Title of Securities To Be            To Be           Offering Price Per     Aggregate Offering       Amount of
         Registered                Registered              Share (1)                Price          Registration Fee
----------------------------- ---------------------- ---------------------- ---------------------- -----------------
Class A  Common  Stock,  par
value $0.01 per share           2,000,000 shares            $35.675              $71,350,000           $17,053
============================= ====================== ====================== ====================== =================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock, par value $0.01 per share, as reported on the New York Stock Exchange Composite Transactions tape on December 17, 2001.

                      REGISTRATION OF ADDITIONAL SECURITIES

     The Timberland Company (the "Company" or "Registrant") is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 2,000,000 additional shares of Class A Common Stock, par value $0.01 per share, authorized for issuance under the 1997 Incentive Plan, as amended. The contents of the original registration statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 1997, in connection with such plan (File No. 333-35223) is hereby incorporated by reference.


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates the following documents by reference:

     (i) Annual Report on Form 10-K for the year ended December 31, 2000, and any amendment thereto, including portions of the Company's definitive Proxy Statement dated March 28, 2001 filed in connection with the Company's 2001 Annual Meeting of Stockholders;

     (ii) Quarterly Reports on Form 10-Q for the quarters ended March 30, 2001, June 29, 2001 and September 28, 2001, and any amendments thereto;

     (iii) The Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 1997 (Registration No. 333-35223); and

     (iv) The description of the Company's Class A Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A (File Number 1-9548) filed on May 17, 1991, including any amendments or reports filed for the purpose of updating such description.


     In addition, all documents that the Registrant subsequently files pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date they are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     John E. Beard, a member of the Board of Directors of the Company, is also of counsel in the law firm of Ropes & Gray. Ropes & Gray has issued an opinion regarding the validity of the shares of Common Stock in connection with this Registration Statement.

Item 8. EXHIBITS.

     Exhibit

     4.1  (a) Restated Certificate of Incorporation dated May 14, 1987. (1)

          (b) Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987. (1)

          (c) Certificate of Ownership merging The Nathan Company into The Timberland Company dated July 31, 1987. (1)

          (d) Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000. (1)

          (e) Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001. (2)

     4.2   By-Laws, as amended February 19, 1993. (3)

     4.3   1997 Incentive Plan, as amended. (4)

     5.1   Opinion of Ropes & Gray, filed herewith.

     23.1  Consent of Deloitte & Touche LLP, filed herewith.

     23.2  Consent of Ropes & Gray (contained in the opinion filed as Exhibit
           5.1 to this registration statement).

     24 Power of Attorney (contained in the signature page of this registration statement).

-------------------------------------------------------------------------------


(1) Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-72248) filed October 26, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's definitive Proxy Statement dated March 28, 2001 filed in connection with the Company's 2001 Annual Meeting of Stockholders and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stratham, the State of New Hampshire on this the 21st day of December, 2001.


                                 THE TIMBERLAND COMPANY


                                 By:       /S/ JEFFREY B. SWARTZ
                                 Name:    Jeffrey B. Swartz
                                 Title:   President and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes, constitutes and appoints Brian P. McKeon, Danette Wineberg and Thomas J. White, and each of them singly, his true and lawful attorney-in-fact and agent with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                 CAPACITY IN WHICH SIGNED                 DATE

/S/ SIDNEY W. SWARTZ           Chairman of the Board              December 21, 2001
--------------------           and Director
Sidney W. Swartz


/S/ JEFFREY B. SWARTZ          President, Chief Executive         December 21, 2001
---------------------          Officer and Director
Jeffrey B. Swartz              (Principal Executive Officer)

/S/ BRIAN P. MCKEON            Chief Financial Officer and        December 21, 2001
-------------------            Senior Vice President -
Brian P. McKeon                Finance and Administration
                               (Principal Financial Officer)

/S/ DENNIS W. HAGELE           Vice President - Finance           December 21, 2001
--------------------           and Corporate Controller
Dennis W. Hagele               (Principal Accounting Officer)



/S/ ROBERT M. AGATE            Director                           December 21, 2001
-------------------
Robert M. Agate


/S/ JOHN E. BEARD              Director                           December 21, 2001
-----------------
John E. Beard


/S/ JOHN A. FITZSIMMONS        Director                           December 21, 2001
-----------------------
John A. Fitzsimmons


/S/ VIRGINIA H. KENT           Director                           December 21, 2001
--------------------
Virginia H. Kent


/S/ BILL SHORE                 Director                           December 21, 2001
--------------
Bill Shore


/S/ ABRAHAM ZALEZNIK           Director                           December 21, 2001
--------------------
Abraham Zaleznik


EXHIBIT INDEX


     Exhibit

     4.1  (a) Restated Certificate of Incorporation dated May 14, 1987. (1)

          (b) Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987. (1)

          (c) Certificate of Ownership merging The Nathan Company into The Timberland Company dated July 31, 1987. (1)

          (d) Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000. (1)

          (e) Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001. (2)

     4.2   By-Laws, as amended February 19, 1993. (3)

     4.3   1997 Incentive Plan, as amended. (4)

     5.1   Opinion of Ropes & Gray, filed herewith.

     23.1  Consent of Deloitte & Touche LLP, filed herewith.

     23.2  Consent of Ropes & Gray (contained in the opinion filed as Exhibit
           5.1 to this registration statement).

     24 Power of Attorney (contained in the signature page of this registration statement).

-------------------------------------------------------------------------------


(1) Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-72248) filed October 26, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's definitive Proxy Statement dated March 28, 2001 filed in connection with the Company's 2001 Annual Meeting of Stockholders and incorporated herein by reference.